SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2004

Reality Interactive, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

                                          0-27862                                                                         80-0028196
                                         (Commission File Number)                                       (IRS Employer Identification No.)

378 North Main Street, Suite 124, Layton, Utah 84041
(Address of Principal Executive Offices) (Zip Code)

(801) 497-9075
(Registrant's Telephone Number, Including Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Change in Registrant's Certifying Accountant

On February 17, 2004, our independent auditors, Bierwolf, Nilson & Associates, Certified Public Accountants, informed us that on February 10, 2004, that firm had merged its operations into Chisholm, Bierwolf & Nilson, LLC, ("CBN") and was therefore effectively resigning as our auditors. Bierwolf, Nilson & Associates had audited our financials statements for the two fiscal years ended December 31, 2002 and 2001 and its reports for each of the two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between us and Bierwolf, Nilson & Associates on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of the merger that resulted in the effective resignation of Bierwolf, Nilson & Associates as our auditors. Our board of directors has confirmed that we will continue our engagement with CBN and has approved the change in auditors resulting from the merger of Bierwolf, Nilson & Associates into CBN.

During the two most recent fiscal years ended December 31, 2002 and 2001, and through February 12, 2004, we did not consult with Chisholm, Bierwolf & Nilson, LLC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Chisholm, Bierwolf & Nilson, LLC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Item 7. Financial Statements and Exhibits.

Exhibits

16.1 Letter from Bierwolf, Nilson & Associates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reality Interactive, Inc.

Date: February 18, 2004 By:/s/

Bierwolf, Nilson & Associates
Certified Public Accountants
1453 South Major street
 Salt Lake City, Utah 84115

February 18, 2004

Securities and Exchange Commission
Washington, DC 20549

Re: Reality Interactive, Inc.

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in Reality Interactive, Inc.'s 8-K and are in agreement with the statements contained therein, as they relate to our firm.

Very truly yours,

/S/ Bierwolf, Nilson & Associates
Bierwolf, Nilson & Associates
Salt Lake City, Utah